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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

               For Registration of Certain Classes of Securities

                   Pursuant to Section 12(b) or 12(g) of the

                        Securities Exchange Act of 1934

                            LAMALIE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        59-2776441
(State of incorporation or organization)     (IRS Employer Identification No.)

          200 PARK AVENUE, SUITE 3100
              NEW YORK, NEW YORK                              10166-0136
   (Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     --------------------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.            DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On April 29, 1997, Lamalie Associates, Inc. (the "Company") filed a Registration Statement on Form S-1 (File No. 333-26027) with the Securities and Exchange Commission under the Securities Act of 1933 (as the same may be amended from time to time, the "Form S-1 Registration Statement") covering the registration under such Act of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the class of securities covered by this Registration Statement. The information required to be furnished in response to this Item is set forth in the prospectus included in the Form S-1 Registration Statement under the heading "Description of Capital Stock," which information is by this reference incorporated into this Registration Statement.

ITEM 2.            EXHIBITS

         The Exhibits required to be furnished in response to this Item have been (or by amendment will be) filed as exhibits to the S-1 Registration Statement, which exhibits, including such exhibits and revised exhibits as may be filed by amendment, are by this reference incorporated into this Registration Statement.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                             LAMALIE ASSOCIATES, INC.

Dated: June 26, 1997

                             By: /s/ Philip R. Albright
                                 --------------------------------------------
                                 Philip R. Albright, Assistant Vice President